UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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AVANGRID, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Information Statement, if Other Than the Registrant(s))

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NOTICE OF SHAREHOLDER ACTION TAKEN PURSUANT TO WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Avangrid Shareholders:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on December 2, 2020 (the “Record Date”) of the voting common stock, par value $0.01 per share (the “Common Stock”), of Avangrid, Inc., a New York corporation (the “Company”).

The purpose of the Information Statement is to inform you of action taken by holders of a majority of the Company’s voting power. On December 3, 2020, the Company received from Iberdrola, S.A. (“Iberdrola”) an action by written consent of shareholders (the “Written Consent”) executed by Iberdrola renewing, for a five year period, its approval in advance of any issuance or issuances of securities of the Company to Iberdrola in connection with the exercise of the Existing Preemptive Rights (as defined below) that may require prior shareholder approval under the rules and regulations of the New York Stock Exchange (the “NYSE”) in the event Iberdrola is deemed a “Related Party” under such rules and regulations (any such issuances, the “Future Issuances”). Based on certain guidance from the NYSE regarding such approvals, the approval of Future Issuances pursuant to the Written Consent will be effective for five years. As of the Record Date, Iberdrola held approximately 81.5% of the voting power of the outstanding Common Stock of the Company.

As described in our Proxy Statement on Schedule 14A prepared in connection with the 2020 Annual Meeting of Shareholders, we entered into the Shareholder Agreement, dated as of December 16, 2015, by and between Iberdrola and the Company (the “Shareholder Agreement”). Pursuant to Section 4.1 of the Shareholder Agreement, Iberdrola has the existing right to purchase from the Company for cash their pro rata portion of any Subject Issuance (as defined in the Shareholder Agreement as an issuance by the Company of additional voting securities, other than issuances in connection with any stock split, subdivision, stock dividend or pro rata capitalization) (such existing right referred to herein as the “Existing Preemptive Rights”).

A copy of the Written Consent is set forth in Exhibit A to the Information Statement.

The Information Statement, when mailed or furnished to shareholders, will constitute the notice required under Section 615(c) of the New York Business Corporation Law (the “NYBCL”). The Written Consent constitutes the only shareholder approval required to approve the Future Issuances under the NYBCL, the Certificate of Incorporation of the Company and the Amended and Restated By-laws of the Company. The Company’s Board of Directors is not soliciting your consent or your proxy in connection with the Future Issuances and no consents or proxies are being requested from shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN.

Dated: December 4, 2020

	By:	/s/ Dennis V. Arriola
Dennis V. Arriola
Director and Chief Executive Officer

Dated: December 4, 2020	By:	/s/ Douglas K. Stuver
Douglas K. Stuver
Senior Vice President – Chief Financial Officer

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose of Information Statement

This Information Statement advises shareholders of Avangrid, Inc. (“we,” “us” or the “Company”) of action taken by holders of a majority of the Company’s voting power. On December 3, 2020, the Company received from Iberdrola, S.A. (“Iberdrola”) an action by written consent of shareholders (the “Written Consent”) executed by Iberdrola, renewing, for another five year period commencing on December 3, 2020, its approval in advance of any Future Issuances (as defined below), the terms and timing of any such Future Issuances to be determined by the board of directors of the Company. Based on certain guidance from the NYSE regarding such approvals, the approval of Future Issuances pursuant to the Written Consent will be effective for five years. As of the close of business on December 2, 2020 (the “Record Date”), Iberdrola held approximately 81.5% of the voting power of the outstanding common stock (the “Common Stock”) of the Company.

General Overview of Action

As described in our Proxy Statement on Schedule 14A prepared in connection with the 2020 Annual Meeting of Shareholders, we entered into of the Shareholder Agreement, dated as of December 16, 2015, by and between Iberdrola and the Company (the “Shareholder Agreement”). Pursuant to Section 4.1 of the Shareholder Agreement, Iberdrola has the existing right to purchase from the Company for cash their pro rata portion of any Subject Issuance (as defined in the Shareholder Agreement as an issuance by the Company of additional voting securities, other than issuances in connection with any stock split, subdivision, stock dividend or pro rata capitalization) (such existing right referred to herein as the “Existing Preemptive Rights”).

Under rule 312.03 of the New York Stock Exchange (the “NYSE”) (described in more detail below), exercise by Iberdrola of the Existing Preemptive Rights may require prior shareholder approval in the event Iberdrola is deemed a “Related Party” under such rule. In 2015, in connection with the initial execution of the Shareholders Agreement on December 16, 2015, Iberdrola, as the holder of a majority of the Common Stock of the Company, provided approval of the Shareholder Agreement, including as set forth in Section 4.2 for purposes of obtaining shareholder approval under the NYSE rules, and approved any Future Issuances for a five year period. Accordingly, the Written Consent delivered by Iberdrola to the Company renews, for another five year period commencing on December 3, 2020, its approval, including for purposes of rule 312.03, of the following:

1.

any issuance or sale of common stock, or securities convertible into or exercisable for Common Stock (each, a “Stock Issuance”), including for the avoidance of doubt any issuances of the Common Stock, by the Company to Iberdrola in connection with or related to any exercise of the Existing Preemptive Rights from time to time during the five year period commencing on December 3, 2020 (any and all issuances, the “Future Issuances”).

The foregoing summary is qualified in its entirety by reference to the full text of the Written Consent, which is attached to this Information Statement as Exhibit A.

NYSE Stockholder Approval Requirement

The Common Stock of the Company is listed on the NYSE and, as a result, the Company is subject to the rules of the NYSE. Rule 312.03(b) of the rules of the NYSE requires an issuer to obtain stockholder approval prior to the issuance of Common Stock, or of securities convertible into or exercisable for Common Stock, to (i) a director, officer or substantial security holder (a “Related Party”), (ii) a subsidiary, affiliate or other closely-related person of a Related Party or (iii) any company or entity in which a Related Party has a substantial direct or indirect interest, if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance. However, if the Related Party involved in the transaction is classified as such solely because such person is a substantial security holder, and if the issuance relates to a sale of stock for cash at a price at least as great as the Minimum Price as defined in the NYSE rules, then shareholder approval would not be required unless the number of shares of Common Stock to be issued, or unless the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 5% percent of the number of shares of Common Stock or 5% percent of the voting power outstanding before the issuance.

Votes Required

Pursuant to the Company’s Certificate of Incorporation and the Company’s Amended and Restated By-laws (the “Bylaws”), each share of outstanding Common Stock of the Company is entitled to one vote on matters submitted to shareholders for approval. Section 615(c) of the New York Business Corporation Law (the “NYBCL”), Article TWELFTH of the Company’s Certificate of Incorporation and Article One, Section 1.2 of the Bylaws provide that shareholders of the Company may act by written consent without a meeting if such shareholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, approval of the Future Issuances required the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock.

As of the close of business on the Record Date, 309,491,082 shares of the Company’s Common Stock were outstanding. No shares of the Company’s preferred stock have been issued. As of the close of business on the Record Date, Iberdrola owned approximately 81.5% of the Company’s outstanding Common Stock. As the Future Issuances were approved by Iberdrola, no proxies are being solicited with this Information Statement.

Dissenters’ Rights

Under the NYBCL, holders of the Company’s capital stock are not entitled to dissenters’ rights of appraisal with respect to approval of the Future Issuances by Written Consent.

Notice Pursuant to Section 615(c)

Pursuant to Section 615(c) of the NYBCL, Article TWELFTH of the Company’s Certificate of Incorporation and Article One, Section 1.2 of the Company Bylaws, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s shareholders who have not consented in writing to such action. This Information Statement, when mailed or furnished to shareholders, will constitute the only notice required by Section 615(c) of the NYBCL, the Company’s Certificate of Incorporation and the Company Bylaws.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement. We will only deliver one Information Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 77073, +1 (207) 629-1200. Shareholders may also address future requests for separate delivery of any future shareholder communication documents, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to the company regarding the beneficial ownership of its common stock as of December 2, 2020, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors, (iii) each of our named executive officers (“NEOs”) and (iv) all of our executive officers and directors serving as of December 2, 2020, as a group. Unless otherwise stated, the address of each NEO and director is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477. The persons listed below have sole voting and investment power as to all shares indicated unless otherwise noted.

Name	Total number of shares beneficially owned and nature of beneficial ownership (2)	Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of deferred shares
Iberdrola, S.A(1)	252,235,232	81.5	—
Ignacio S. Galán	106,400	*	—
Dennis V. Arriola	—
John Baldacci	350	*	—
Daniel Alcain López	1,822	*	—
Pedro Azagra Blázquez	—	—	—
Laura Beane	2,320	*	—
Robert Duffy	10	*	—
Teresa Herbert	1,000	*	—
Patricia Jacobs	—	—	—
Robert Kump	8,606	*	—
John Lahey	93,632	*	71,584
R. Scott Mahoney	5,062	*	—
Anthony Marone	11,818	*	—
José Ángel Marra Rodríguez	—	—	—
Santiago Martínez Garrido	—	—	—
José Sáinz Armada	—	—	—
Alan Solomont	6,821	*	—
Douglas Stuver	1,826	*	—
Elizabeth Timm	1,962	*	—
James Torgerson	305,380	*	292,205
All directors and executive officers as a group (24 persons)	252,818	*	71,584

*	The percentage of shares beneficially owned by such director or NEO does not exceed one percent of the outstanding shares of common stock.
(1)

Information with respect to Iberdrola, S.A. was obtained from a Schedule 13G filed with the SEC on February 12, 2016. Iberdrola, S.A.’s address is c/o Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477.

(2)	Amounts include 14,671 performance share units that have vested and are payable in shares of AVANGRID common stock between January 1, 2021 and March 31, 2021.

Available Information

You may read and copy any reports, statements or other information we file by visiting the SEC’s website that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. Shareholders can also obtain free copies of the Company’s SEC filings through the “Investors” section of the Company’s website at www.avangrid.com. The information provided on the Company’s website, other than copies of the documents listed or referenced above that have been or will be filed with the SEC, is not part of this Information Statement and therefore is not incorporated herein by reference. The Company’s Common Stock is listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange.

Dated: December 4, 2020

	By:	/s/ Dennis V. Arriola
Dennis V. Arriola
Director and Chief Executive Officer

Dated: December 4, 2020

	By:	/s/ Douglas K. Stuver
Douglas K. Stuver
Senior Vice President – Chief Financial Officer

EXHIBIT A

AVANGRID, INC.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

December 3, 2020

The undersigned shareholder (the “Shareholder”) of Avangrid, Inc., a New York corporation (the “Company”), being the holders of a majority of the shares of the common stock, par value $0.01, of the Company (the “Common Stock”), by this Written Consent, in accordance with Section 615(a) of the New York Business Corporation Law (the “NYBCL”), Article TWELFTH of the Restated Certificate of Incorporation of the Company (the “Charter”) and Section 1.2(2) of the Amended and Restated By-Laws of the Company (the “Bylaws”), hereby adopts the following resolutions and consent in writing to the taking of all corporate actions set forth herein.

Approval of Future Issuances

WHEREAS, on February 25, 2015, UIL Holdings Corporation (“UIL”), the Company (formerly known as Iberdrola USA, Inc.) and Green Merger Sub, Inc. entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, on December 11, 2015, the shareholders of UIL adopted the Merger Agreement and approved the transactions contemplated thereby, including, among others, the execution, delivery and performance of the Shareholder Agreement, dated as of December 16, 2015, by and between the Shareholder and the Company (the “Shareholder Agreement”);

WHEREAS, pursuant to Section 4.1 of the Shareholder Agreement, the Shareholder has the right (the “Preemptive Rights”) to purchase its pro rata portion of any securities of the Company in any Subject Issuance (as defined in the Shareholder Agreement), that the Company proposes to issue;

WHEREAS, pursuant to the rules of the New York Stock Exchange (“NYSE”), shareholder approval is required prior to any issuance or sale of common stock, or securities convertible into or exercisable for Common Stock (a “Stock Issuance”), in any transaction or series of related transaction with any director, officer of substantial security holder of the Company (each, a “Related Party”), if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be converted or exercised, exceeds a threshold percentage of the number of shares of Common Stock or of the voting power outstanding before the issuance or sale;

WHEREAS, the Shareholder may be deemed to be a Related Party under (and as defined in) the NYSE rules and regulations; and

WHEREAS, the Shareholder has determined that it is desirable that the shareholders of the Company renew the prior approval of any future Stock Issuances from time to time by the Company in connection with or related to any exercise of the Preemptive Rights.

NOW, THEREFORE, BE IT:

RESOLVED, that any Stock Issuance, including for the avoidance of doubt any issuances of the Common Stock, by the Company to the Shareholder in connection with or related to any exercise of the Preemptive Rights from time to time during the five year period commencing on the date of this written consent be, and hereby is, approved (the “Approval”);

RESOLVED FURTHER, that the Approval constitutes any shareholder approval or consent required for purposes of NYSE rule 312.03 and will be, based on certain guidance from the NYSE regarding such approvals, effective for five years from the date of this written consent;

RESOLVED FURTHER, that this written consent and the resolutions set forth herein shall be effective upon delivery to the Company in accordance with Section 615 of the NYBCL, Article Twelfth of the Charter and Section 1.2(2) of the Bylaws; and

RESOLVED FURTHER, that the corporate secretary of the Company be, and hereby is, directed to file this written consent with the minutes of the proceedings of the shareholders of the Company.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned shareholder has executed this Action by Written Consent of the Shareholders as of the date first written above.

IBERDROLA, S.A.

By:	/s/ Julian Martínez-Simancas
Name: Julian Martínez-Simancas
Title: Secretary of the Board